Confidential ©2006 Catalina Marketing Corporation
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Cash Flow Statement
Cash Flow Statement
($ millions) ($ millions)
FY '06 FY '05 Change
Net Income 71.6 $         65.5 $         6.1 $
Change in Working Capital (5.2) (1.5) (3.7)
Impairment 0.0 4.9 (4.9)
D&A 36.0 43.7 (7.7)
Other (0.7) 5.4 (6.1)
Cash From Operations 101.7 118.0 (16.3)
Capital Expend. (60.3) (22.5) (37.8)
Acq. Pmts. / Disp. (3.5) 4.9 (8.4)
Net Cash Used in Investing (63.8) (17.6) (46.2)
Borrow / (Repay) of Debt 2.0 (3.5) 5.5
Repurch. of stock (114.3) (44.2) (70.1)
Dividends paid (14.5) (15.7) 1.2
Option exer. and other 2.8 5.0 (2.2)
Net Cash Used in Financing (124.0) (58.4) (65.6)
Net Incr (Decr) in Cash (86.1) 42.0 (128.1)
Effect of Exchange Rates (2.0) 1.5 (3.5)
Cash at End of Prior Period 116.2 72.7 43.5
Cash at End of Current Period 28.1 $         116.2 $      (88.1) $
• Strong cash flow from operations
• Using cash for growth initiatives, repurchases, and dividends
• Capex for Walgreens, K-Mart, International growth, IT
Exhibit 99.4